Agreement for Developing Environmental Protection and New Energy with School of Environmental & Biological Science & Technology in Dalian University of Technology, Environmental Group and Dalian RINO Environment Engineering Science and Technology Co., Ltd

Party A:	School of Environmental & Biological Science & Technology in Dalian University of Technology and Environmental Group (the “DUT”)
Party B:	Dalian RINO Environment Engineering Science and Technology Co., Ltd (the “company”)

School of Environmental & Biological Science & Technology in Dalian University of Technology, Environmental Group and Dalian RINO Environment Engineering Science and Technology Co., Ltd reach the agreement in good faith re. development for Environmental Protection and New Energy with the cooperation of both party A and party B through serious negotiation, as follows below:

1.	Introduction of the Project

(a)	Project Name

(ⅰ)	Usage of Resource Distribution for Oily Sludge in Oilfield

(ⅰⅰ)	Speedy Drying and Resource Distribution of Excess Sludge of Domestic wastewater;

(ⅰⅰⅰ)	Combustible Gas Obtained from Biomass Aerification

(b)	Cooperation Type

Party A provides technical support for the core of the project. Party B provides the funds for the project development and the implementation. Both of the parties share the responsibility and mutual benefit.

(c)	Share of the Project Gains

Party B pays the amount of 5% of total contract value for this project.

2.	Mutual Responsibility and Obligation

(a)	Responsibility and Obligation for Party A

(ⅰ)	Party A guarantees the scientificity and advance of the project, strong demands of the market. Party A also provides guarantee the benefit for both parties.

(ⅰⅰ)
During the construction progress, party A will provide the project designing in accordance with technical proposal of the project agreed by both parties. Party A also guarantees that the technology of the project reaches the standard.

(ⅰⅰⅰ)	Party A is entitled to suggest, examine and supervise the project implemented by party B.

(ⅳ)	After the operation of the project, party A is in charge of technical service and support.

(b)	Responsibility and Obligation for Party B

(ⅰ)	Market Development for the Project

(ⅰⅰ)
To acquire necessary official document or remarks, including but not limited consents, approvals and authorization in regard to administration, law, environmental protection and etc. that relate to the project implementation.

(ⅰⅰⅰ)	Be in charge of the construction scheme of the project and the implementation which is carried out strictly in accordance to technical request and proposal of party A.

(ⅳ)	Party B is obligated to keep confidential to the technology developed by party A. It cannot be ceased with the termination of this agreement.

(ⅴ)	Payment by appointment.

3.	Miscellaneous

(a)	This agreement is only the cooperation intention. After further negotiation re. cooperation type, investment amount and etc., Formal Agreement of the Project Cooperation will be signed.

(b)	Responsibilities, rights and benefits will be stipulated completely in Agreement of the Project Cooperation.

(c)	Both parties shall ensure that the information provided is true, valid and legal.

(d)	Should there be any disputes, they are solved by negotiation.

Party A:	Party B:

Signature and Seal	Signature and Seal

Date:	Date: